Exhibit 99.1

The ONE Group Reports Preliminary Fourth Quarter and Full Year 2024 Sales Results

Revenues Expected to Increase 145% to $221.0 Million for the Fourth Quarter

Participating at the 27th Annual ICR Conference Beginning with a Fireside Chat at 11:00 AM ET Today

Denver, CO - (BUSINESS WIRE) - January 13, 2025 - The ONE Group Hospitality, Inc. (“The ONE Group” or the “Company”) (Nasdaq: STKS) today reported preliminary sales results for the fourth quarter and full year ended December 31, 2024.

Preliminary sales highlights for the fourth quarter 2024 compared to the same quarter in 2023 are as follows (the prior year quarter revenues exclude any contribution from the acquisition of Benihana Inc., which closed in May 2024):

•	Total GAAP revenues are expected to be approximately $221.0 million, an approximate 145% increase from $89.9 million for the same quarter last year; and

•	Comparable sales* are expected to have decreased approximately 4.3%

Preliminary sales highlights for the full year 2024 compared to the full year 2023 are as follows (the prior year revenues exclude any contribution from the acquisition of Benihana Inc., which closed in May 2024):

•	Total GAAP revenues are expected to be approximately $672.0 million, an approximate 102% increase from $332.8 million last year; and

•	Comparable sales* are expected to have decreased approximately 6.8%

“We closed the year strong, delivering revenue toward the high end of our guided range. The fourth quarter also marked our best comparable sales quarter of the year with significant improvement sequentially. Notably, we returned to positive transactions at STK while the initiatives we’ve implemented at Benihana are beginning to take hold as evidenced by their improved sales performance. These trends, in our view, bode well for our Company as we begin the new year. We are also pleased with the progress we’ve made in integrating Benihana and RA Sushi while realizing cost savings,” said Emanuel “Manny” Hilario, President and CEO of The ONE Group.

“We are laser focused on our balance sheet and are excited for our next phase of growth. We plan to open five to six Company-owned locations annually while focusing on the asset light development of managed and licensed STKs and Kona Grills and franchised Benihanas. Our focus continues to be free cash flow generation, balance sheet flexibility and maximizing shareholder returns," Hilario concluded.

*Comparable sales, a non-GAAP financial measure, represent total U.S. food and beverage sales at owned and managed units opened for at least a full 24-months. This measure includes total revenue from our owned and managed locations. The Company monitors sales growth at its established restaurant base in addition to growth that results from restaurant acquisitions and new restaurant openings.

2024 Restaurant Development Update

For the full year 2024, we opened five new Company-owned restaurants, including a Salt Water Social, and one managed STK.

Owned STK restaurant in Washington DC	March 2024
Owned RA Sushi restaurant in Plantation, Florida	July 2024
Owned Kona Grill restaurant in Tigard, Oregon	September 2024
Owned STK restaurant in Aventura, Florida	October 2024
Owned Salt Water Social restaurant in Denver, Colorado	November 2024
Managed STK in Niagara Falls	November 2024

Conference Participation

Mr. Emanuel “Manny” Hilario, President and Chief Executive Officer, and Mr. Tyler Loy, Chief Financial Officer, will present at the 27th Annual ICR Conference at 11:00 am Eastern Time on January 13, 2025 and meet with institutional investors in-person on January 13-14, 2025.

The webcast of the presentation can be accessed from the Investor Relations tab of the Company’s website at www.togrp.com under “News / Events” or directly through the ICR Conference website at www.ICRConference.com.

About The ONE Group

The ONE Group Hospitality, Inc. (Nasdaq: STKS) is an international restaurant company that develops and operates upscale and polished casual, high-energy restaurants and lounges and provides hospitality management services for hotels, casinos and other high-end venues both in the U.S. and internationally. The ONE Group’s focus is to be the global leader in Vibe Dining, and its primary restaurant brands and operations are:

•	STK, a modern twist on the American steakhouse concept with restaurants in major metropolitan cities in the U.S., Europe and the Middle East, featuring premium steaks, seafood and specialty cocktails in an energetic upscale atmosphere.

•	Benihana, an interactive dining destination with highly skilled chefs preparing food right in front of guests and served in an energetic atmosphere alongside fresh sushi and innovative cocktails. The Company also franchises Benihanas in the U.S., Caribbean, Central America, and South America.

•	Kona Grill, a polished casual, bar-centric grill concept with restaurants in the U.S., featuring American favorites, award-winning sushi, and specialty cocktails in an upscale casual atmosphere.

•	RA Sushi, a Japanese cuisine concept that offers a fun-filled, bar-forward, upbeat, and vibrant dining atmosphere with restaurants in the U.S. anchored by creative sushi, inventive drinks, and outstanding service.

•	ONE Hospitality, The ONE Group’s food and beverage hospitality services business develops, manages and operates premier restaurants and turnkey food and beverage services within high-end hotels and casinos currently operating venues in the U.S. and Europe.

Additional information about The ONE Group can be found at www.togrp.com.

Cautionary Statement on Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, including with respect to 2024 results, restaurant openings and performance trends. Forward-looking statements may be identified by the use of words such as “target,” “intend,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements, including but not limited to: (1)factors beyond our control that affect the number and timing of new restaurant openings, including weather conditions and factors under the control of landlords, contractors and regulatory and/or licensing authorities; (2) changes in applicable laws or regulations; (3) the possibility that The ONE Group may be adversely affected by other economic, business, and/or competitive factors; and (4) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed for the year ended December 31, 2023 and Quarterly Reports on Form 10-Q.

Investors are referred to the most recent reports filed with the Securities and Exchange Commission by The ONE Group Hospitality, Inc. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Investors:

ICR

Michelle Michalski or Raphael Gross

(646) 277-1224

Michelle.Michalski@icrinc.com

Media:

ICR

Seth Grugle

(646) 277-1272

seth.grugle@icrinc.com

Non-GAAP Measures

The following table presents the elements of the quarterly and annual Same Store Sales measure for 2024:

	2024 vs. 2023
	Q1 Actual	Q2 Actual	Q3 Actual	Q4 Preliminary	Full Year Preliminary
US STK Total Restaurants	(6.8)%	(10.6)%	(11.1)%	(6.9)%	(8.7)%
Benihana Owned Restaurants		(1.0)%	(4.2)%	(0.2)%	(1.8)%
Grill Concepts Owned Restaurants	(9.7)%	(13.0)%	(17.0)%	(11.7)%	(13.2)%
Combined Same Store Sales	(7.9)%	(7.0)%	(8.8)%	(4.3)%	(6.8)%

Benihana comprises approximately 55% of revenue, STK comprises 25% of revenue and Grill Concepts comprise approximately 20% of revenue.